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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

                               (AMENDMENT NO. 2)


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       LAKEHEAD PIPE LINE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


               Delaware                             39-1715850
      (State of incorporation or       (I.R.S. Employer Identification No.)
              organization)


         Lake Superior Place
       21 West Superior Street
         Duluth, Minnesota                          55802-2067
      (Address of principal executive offices)      (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class            Name of each exchange on which
              to be so registered            each class is to be registered
        -------------------------------     ---------------------------------

              Class A Common Units               New York Stock Exchange
          representing Class A common
    limited partner interests in the
                   Registrant

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                 ----------------
                                 (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant has previously registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") its Preference Units representing preference limited partner interests in the Partnership ("Preference Units"). The Preference Units were registered on Form 8-A originally filed under the Exchange Act on November 14, 1991 and amended by Amendment No. 1 to Form 8-A on Form 8 filed under the Exchange Act on December 9, 1991. The Form 8-A, as amended, was declared effective on December 18, 1991. The Registrant's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") was amended and restated effective April 15, 1997 to rename the Preference Units as Class A Common Units due to the expiration of the Preference Period under the Partnership Agreement. The Preference Units are listed on the New York Stock Exchange ("NYSE") and following their renaming as Class A Common Units continue to be listed on the NYSE.

                 Item 1 of the Registrant's Form 8-A, as amended, is hereby amended to reflect the renaming of the Preference Units as Class A Common Units.

ITEM 2.  EXHIBITS

         The following exhibits required in accordance with the Instructions as to Exhibits on Form 8-A are filed herewith:

EXHIBIT NO.

         1.      Form of Certificate for Class A Common Units of the
                 Registrant.

         2. Amended and Restated Agreement of Limited Partnership of the Registrant, dated as of April 15, 1997.





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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        LAKEHEAD PIPE LINE PARTNERS, L.P.
                                                 (REGISTRANT)

                                        By:  Lakehead Pipe Line Company, Inc.,
                                              as General Partner




                                        By:  /s/ PAUL W. NORGREN
                                           ----------------------------------
                                                 Paul W. Norgren
                                                 Secretary

Date: May 2, 1997





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                                 EXHIBIT INDEX


EXHIBIT NO.

     1.          Form of Certificate for Class A Common Units of the
                 Registrant.

     2. Amended and Restated Agreement of Limited Partnership of the Registrant, dated as of April 15, 1997.





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